Exhibit 99.1

Media Contact: Mei Li NetSuite Inc. Phone: 650.627.1063 E-mail: meili@netsuite.com	Investor Relations Contact: Carolyn Bass Market Street Partners Phone: 415.445.3232 E-mail: ir@netsuite.com

NETSUITE ANNOUNCES RECORD FOURTH QUARTER AND FISCAL YEAR

2008 RESULTS

•	Q4 Marks First Quarter of Profitability in Company History by both Non-GAAP Operating and Non-GAAP Net Income Measures

•	Record 2008 Revenue of $152.5M, an Increase of Over 40% Year-over-Year

SAN MATEO, Calif. — February 10, 2009 — NetSuite Inc. (NYSE: N), a leading vendor of on-demand, integrated business management software suites for mid-market enterprises and divisions of large companies, today announced operating results for its fourth quarter and fiscal year ended December 31, 2008.

Total revenue for the year was $152.5 million, a year-over-year increase of 40.5%. Total revenue for the fourth quarter was $41.4 million, a 30.5% increase over the fourth quarter of 2007.

On a GAAP basis, net loss for the fourth quarter of 2008 was $(4.5 million), or $(0.07) per share, compared to $(3.3 million), or $(0.22) per share in the fourth quarter of 2007. On a GAAP basis, net loss for the year ended December 31, 2008 was $(15.9 million), or $(0.26) per share, compared to $(23.9 million), or $(2.45) per share in 2007.

Non-GAAP net income for the fourth quarter of 2008 was $534,000, or $0.01 per share, as compared to a non-GAAP net loss of $(1.7 million), or $(0.03) per share, for the third quarter of 2008 and compared to a non-GAAP net loss of $(842,000), or $(0.01) per share, for the fourth quarter of 2007. Non-GAAP net loss for the year ended December 31, 2008 improved 56% to $(2.5 million), or $(0.04) per share, compared to $(5.7 million), or $(0.10) per share in 2007.

Items presented on a non-GAAP basis exclude expenses related to stock-based compensation and the amortization of intangible assets. A reconciliation of GAAP net loss to non-GAAP net income/(loss) is provided below in a table immediately following the Condensed Consolidated Statements of Operations, along with an explanation of why these non-GAAP financial measures are useful to investors and how they are used by management.

Revenue from the Americas for the year ended 2008 was $123.4 million, while revenue from international regions was $29.1 million. NetSuite added approximately 350 new customers in the fourth quarter and ended the year with over 6,600 active companies.

“I’m delighted that NetSuite delivered one of our best quarters to date in what has been a very difficult economic environment. I am especially excited that we posted the first non-GAAP profitable quarter in the Company’s history even against the headwinds of global economic challenges,” said Zach Nelson, CEO of NetSuite. “Furthermore, we posted record quarterly and annual revenue, reached a record average selling price and grew our bookings significantly quarter over quarter. This is a strong performance in any quarter, and is especially impressive with business spending on equipment and software falling 27.8%, the worst in a half century.”

“What led to this remarkable success in the fourth quarter and fiscal 2008, and what we believe will drive the Company in 2009, is our unique business strategy and great tactical execution. Our strategy of providing an integrated suite of applications delivered on-demand to small- and medium-sized businesses is even more applicable in times when cost-reduction and productivity improvements are necessary for survival,” concluded Nelson.

NetSuite’s Fourth Quarter 2008 Highlights Include:

•

Entered into strategic partnership with Hewlett-Packard Company (“HP”) to deliver software as a service (“SaaS”) business applications to the small and mid-size business (“SMB”) market. This enables the HP channel of 15,000 value-added resellers in the United States to offer cloud computing services to SMB customers.

•	Continued rapid international adoption with international revenue growing 51% in absolute dollars over the prior year.

•	Launched NetSuite Release J, to our knowledge the first available SaaS enterprise resource planning (“ERP”) suite for the Japanese market.

•	Introduced “Business ByNetSuite” Program to offer current SAP customers the opportunity to cut costs by 50% or more.

•

Received several awards including: 2008 Product of the Year Award from Customer Interaction Solutions magazine for NetSuite OneWorld; “Customers’ Top Choice” in UK’s Software Satisfaction Awards 2008 for NetSuite CRM+; inclusion in Accounting Today’s Top 100 Products for 2008 within the “High-End and Mid-Market Accounting” category; and ranked number 22 in Deloitte’s Technology Fast 50 Program for Silicon Valley Software and Information Technology Companies.

•	Unveiled the industry’s first and only on-demand enterprise application for Services Resource Planning (“SRP”).

•	Hosted OpenAir User Summit 2008.

Conference Call

In conjunction with this announcement, NetSuite will host a conference call at 2:00 p.m. PST (5:00 p.m. EST) today to discuss the Company’s fourth quarter and year ended 2008 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of NetSuite’s Web Site at http://www.netsuite.com/investors. The live call may be accessed by dialing 877-852-6576 (domestic) or 719-325-4834 (international) and referencing passcode: 472-4872. A replay of the call can also be accessed by dialing 888-203-1112 (domestic) or 719-457-0820 (international), and referencing passcode: 472-4872.

About NetSuite

NetSuite Inc. is a leading vendor of on-demand, integrated business management software suites for mid-sized businesses and divisions of large companies. NetSuite enables mid-market companies to manage core business operations in a single system, which includes accounting/ERP, customer relationship management (“CRM”), and Ecommerce. NetSuite’s patent-pending “real-time dashboard” technology provides an easy-to-use view into up-to-date, role-specific business information.

Cautionary Note Regarding Forward-Looking Statements

This press release and the scheduled conference call contain forward-looking statements relating to expectations, plans, prospects, or financial results for NetSuite, including our stated expectation for future earnings, revenue and market share growth. These forward-looking statements are based upon current expectations and beliefs of NetSuite’s management as of the date of this release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected or than it has in the past; continued adverse and unpredictable macro-economic conditions or reduced investments in on-demand applications and information technology spending; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at the Company’s data center may occur; a security breach may impact operations; risks associated with material defects or errors in the Company’s software or the effect of undetected computer viruses could impact operations; the risk of technological developments and innovations by others; our ability to successfully identify other businesses and technologies for acquisition that will complement our business and the ability to successfully acquire and integrate those businesses and technologies; the risk of loss of power or disruption in Internet service; failure to manage growth; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors or changing macro-economic conditions; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; evolving government regulation of the Internet and Ecommerce; changes to current accounting rules; and general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties.

Customers who purchase our service should make sure the decisions are based on features that are currently available. Please be advised that any unreleased services or features from NetSuite referenced in today’s discussion or other public statements are not currently available and may not be delivered on time or at all.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2008, and any subsequently filed reports on Forms 10-K, 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or NetSuite’s Web site at www.netsuite.com.

Non-GAAP Financial Measures

The Company’s stated results include certain non-GAAP financial measures, including non-GAAP operating income/(loss), net income/(loss), weighted average shares outstanding, and net income/(loss) per share. Non-GAAP net income/(loss) excludes expenses related to stock-based compensation expense and the amortization of intangible assets. Non-GAAP net income / (loss) excludes these expenses as they are non-cash items, are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Additionally, non-GAAP weighted average shares outstanding, the denominator for the non-GAAP net loss per share calculation, for the periods during 2007 assumes that the conversion of preferred stock and the issuance of common stock as part of the Company’s Initial Public Offering had occurred at the beginning of the applicable period. The Company considers these events to be non-routine, and believes these adjustments provide useful comparative information to investors.

The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company and are used by the Company’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

A copy of this press release can be found on the Company’s Investor Relations Web site at www.netsuite.com/investors. The contents of the website are not incorporated by reference into this press release.

NetSuite and the NetSuite logo are registered service marks of NetSuite Inc.

# # #

NETSUITE ANNOUNCES RECORD FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS

NetSuite Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31, 2007	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$169,408	$123,638
Accounts receivable, net of allowances of $585 and $589 as of December 31, 2007 and December 31, 2008, respectively	18,698	26,675
Deferred commissions	13,241	11,363
Other current assets	1,778	2,385

Total current assets	203,125	164,061
Property and equipment, net	12,068	15,413
Deferred commissions, non-current	2,275	1,688
Goodwill	—	17,824
Other intangible assets, net	—	8,712
Other assets	1,309	2,636

Total assets	$218,777	$210,334

Liabilities, minority interest and stockholders’ equity
Current liabilities:
Accounts payable	$2,788	$2,893
Deferred revenue	65,875	66,667
Accrued compensation	8,552	10,863
Other current liabilities	13,784	10,121

Total current liabilities	90,999	90,544
Long-term liabilities:
Deferred revenue, non-current	11,111	7,204
Other long-term liabilities	4,257	3,199

Total long-term liabilities	15,368	10,403

Total liabilities	106,367	100,947

Minority interest	1,330	395

Commitments and contingencies
Stockholders’ equity	111,080	108,992

Total liabilities, minority interest and stockholders’ equity	$218,777	$210,334

NETSUITE ANNOUNCES RECORD FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS

NetSuite Inc.

Condensed Consolidated Statements of Operations

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended
	December 31, 2007	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Revenue	$31,734	$34,118	$36,553	$40,404	$41,401
Cost of revenue (1)	9,583	10,115	11,665	13,733	13,069

Gross profit	22,151	24,003	24,888	26,671	28,332

Operating expenses:
Product development (1)	4,990	4,082	4,452	6,056	6,926
Sales and marketing (1)	16,026	17,805	19,401	20,221	19,516
General and administrative (1)	4,423	5,467	5,145	6,426	6,766

Total operating expenses	25,439	27,354	28,998	32,703	33,208

Operating loss	(3,288)	(3,351)	(4,110)	(6,032)	(4,876)

Other income / (expenses), net, including the effect of minority interest and income taxes	6	1,322	982	(210)	411

Net loss	$(3,282)	$(2,029)	$(3,128)	$(6,242)	$(4,465)

Net loss per common share	$(0.22)	$(0.03)	$(0.05)	$(0.10)	$(0.07)

Weighted average number of shares used in computing net loss per common share	15,246	60,093	60,160	60,436	60,838

(1) Includes stock-based compensation expense and amortization of intangible assets as follows:

	Three months ended
	December 31, 2007	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Cost of revenue	$183	$294	$525	$1,113	$1,056
Product development	1,478	483	548	1,147	1,451
Sales and marketing	225	334	568	1,234	1,239
General and administrative	554	498	587	1,048	1,253

Total stock-based compensation expense and amortization of intangible assets	$2,440	$1,609	$2,228	$4,542	$4,999

NETSUITE ANNOUNCES RECORD FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS

NetSuite Inc.

Condensed Consolidated Statements of Operations

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Year ended
	December 31, 2007	December 31, 2008
Revenue	$108,541	$152,476
Cost of revenue (1)	33,766	48,582

Gross profit	74,775	103,894

Operating expenses:
Product development (1)	23,703	21,516
Sales and marketing (1)	57,932	76,943
General and administrative (1)	16,720	23,804

	98,355	122,263

Operating loss	(23,580)	(18,369)

Other income / (expenses), net, including the effect of minority interest and income taxes	(326)	2,505

Net loss	$(23,906)	$(15,864)

Net loss per common share	$(2.45)	$(0.26)

Weighted average number of shares used in computing net loss per common share	9,774	60,385

(1) Includes stock-based compensation expense and amortization of intangible assets as follows:
	Year ended
	December 31, 2007	December 31, 2008
Cost of revenue	$1,703	$2,988
Product development	10,376	3,629
Sales and marketing	2,540	3,375
General and administrative	3,605	3,386

Total stock-based compensation expense and amortization of intangible assets	$18,224	$13,378

NETSUITE ANNOUNCES RECORD FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS

NetSuite Inc.

Reconciliation of Net Loss Per Share to Non-GAAP Net Income / (Loss) Per Share

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended
	December 31, 2007	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
Net loss	$(3,282)	$(2,029)	$(3,128)	$(6,242)	$(4,465)
Reversal of stock-based compensation expense and amortization of intangible assets (a)	2,440	1,609	2,228	4,542	4,999

Non-GAAP net income / (loss):	$(842)	$(420)	$(900)	$(1,700)	$534

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net loss per common share:
Weighted average number of shares used in computing net loss per common share	15,246	60,093	60,160	60,436	60,838
Effect of dilutive securities (stock options restricted stock awards and warrants) (b)	—	—	—	—	2,976
Pro forma adjustments to reflect assumed weighted average effect of issuing shares in initial public offering on January 1, 2007 (c)	5,883	—	—	—	—
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock on January 1, 2007 based on conversion price set at initial public offering date (d)	38,849	—	—	—	—

Non-GAAP weighted average shares used in computing non-GAAP net income / (loss) per common share	59,978	60,093	60,160	60,436	63,814

GAAP net loss per share	$(0.22)	$(0.03)	$(0.05)	$(0.10)	$(0.07)

Non-GAAP net income / (loss) per share	$(0.01)	$(0.01)	$(0.01)	$(0.03)	$0.01

NETSUITE ANNOUNCES RECORD FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS

NetSuite Inc.

Reconciliation of Net Loss Per Share to Non-GAAP Net Income / (Loss) Per Share

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Year ended
	December 31, 2007	December 31, 2008
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
Net loss	$(23,906)	$(15,864)
Reversal of stock-based compensation expense and amortization of intangible assets (a)	18,224	13,378

Non-GAAP net income / (loss):	$(5,682)	$(2,486)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net loss per common share:
Weighted average number of shares used in computing net loss per common share	9,774	60,385
Effect of dilutive securities (stock options restricted stock awards and warrants) (b)	—	—
Pro forma adjustments to reflect assumed weighted average effect of issuing shares in initial public offering on January 1, 2007 (c)	6,543	—
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock on January 1, 2007 based on conversion price set at initial public offering date (d)	43,207	—

Non-GAAP weighted average shares used in computing non-GAAP net income / (loss) per common share	59,524	60,385

GAAP net loss per share	$(2.45)	$(0.26)

Non-GAAP net income / (loss) per share	$(0.10)	$(0.04)

To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of net income / (loss), weighted average shares outstanding and net income / (loss) per share, which are adjusted to exclude stock-based compensation expense, amortization of acquisition-related intangible assets and to include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with Statement of Financial Accounting Standards No. 123(R) for options granted after January 1, 2006, and Accounting Principles Board Opinion No. 25 for options granted before January 1, 2006. Amortization of intangible assets resulted principally from the acquisition of OpenAir, Inc. While a large component of our expense in certain periods, we believe investors may want to exclude the effects of stock-based compensation expense and the amortization of intangible assets in order to compare our financial performance with that of other companies and between time periods.

(b)	These securities are anti-dilutive on a GAAP basis as a result of the Company’s net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.

(c)	Represents common shares issued in the Company’s IPO as if the shares were issued as of the beginning of the comparable periods. We believe investors may want to give effect to the issuance for prior periods in order to compare our financial performance with that of other companies and between time periods.

(d)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the comparable periods. Convertible preferred shares were converted into common shares as of December 20, 2007, the date of our IPO. We believe investors may want to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

NETSUITE ANNOUNCES RECORD FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS

NetSuite Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Year ended December 31,
	2007	2008
Cash flows from operating activities:
Net loss	$(23,906)	$(15,864)
Adjustments to reconcile net loss to net cash provided by / (used in) operating activities:
Depreciation and amortization	3,381	5,330
Amortization of other intangible assets	—	1,604
Provision for accounts receivable allowances	530	773
Stock-based compensation	18,224	11,774
Amortization of deferred commissions	19,752	22,709
Loss on disposal of property and equipment	—	34
Minority interest	(614)	(1,096)
Accrued interest on notes receivable from stockholders	(56)	—
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(3,984)	(8,722)
Deferred commissions	(20,034)	(20,217)
Other current assets	(882)	(552)
Other assets	(103)	(516)
Accounts payable	633	(170)
Accrued compensation	1,934	1,925
Deferred revenue	5,215	(3,312)
Other current liabilities	3,874	(3,258)
Other long-term liabilities	155	590

Net cash provided by / (used in) operating activities	4,119	(8,968)

Cash flows from investing activities:
Proceeds from disposal of property and equipment	—	28
Purchases of property and equipment	(4,664)	(7,265)
Capitalized internal use software	(108)	(266)
Acquisition of OpenAir, net of cash received	—	(28,725)
Advances on line of credit	—	(330)
Acquisition of other intangibles	—	(275)

Net cash used in investing activities	(4,772)	(36,833)

Cash flows from financing activities:
Proceeds from line of credit from related party	1,000	—
Payment on line of credit from related party	(8,000)	—
Proceeds from notes receivable from stockholders	4,429	—
Payments under capital leases and long-term debt	(1,133)	(1,589)
Proceeds from issuance of common stock, net of issuance costs	163,509	720

Net cash provided by / (used in) financing activities	159,805	(869)

Effect of exchange rate changes on cash and cash equivalents	346	900

Net change in cash and cash equivalents	159,498	(45,770)
Cash and cash equivalents at beginning of period	9,910	169,408

Cash and cash equivalents at end of period	$169,408	$123,638